AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment to the Registration Rights Agreement is dated as of April 12, 2012 (the “Effective Date”), and is entered into by and between Micro Imaging Technology, Inc., a corporation organized under the laws of California, USA, with its principal executive office at 970 Calle Amanecer, Suite F, San Clemente, California 92673 (the “Company”), and Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership, with its principal office at 50 Commonwealth Avenue, Suite 2, Boston, MA 02116 (the “Investor”).

The Company and the Investor entered into that certain Registration Rights Agreement (the “Agreement”) on May 4, 2010.

The Company and the Investor now desire to amend the terms of the Agreement as more particularly set forth below:

1.	The 125,000,000 limitation on maximum number of shares set forth in the Agreement is hereby amended to be 500,000,000.

2.	Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect. Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

IN WITNESS WHEREOF, the Company and the Investor have executed and delivered this Amendment effective as of the Effective Date set forth above.

DUTCHESS OPPORTUNITY FUND, II, LP

By:	/s/ Douglas H. Leighton
Douglas H. Leighton
Managing Member of:
Dutchess Capital Management, II, LLC
General Partner to:
Dutchess Opportunity Fund, II, LP

MICRO IMAGING TECHNOLOGY, INC.

By:	/s/ Michael W. Brennan
Michael W. Brennan, Chief Executive Officer

By:	/s/ Victor A. Hollander
Victor A. Hollander, Chief Financial Officer